SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                              13-4026700
(State of Incorporation or Organization)           (I.R.S. Employer
                                                 Identification no.)
             1585 Broadway
              New York, NY                              10036
(Address of Principal Executive Offices)              (Zip Code)

      If this form relates to                 If this form relates
      the registration of a                   to the registration of a
      class of securities                     class of securities
      pursuant to Section 12(b)               pursuant to Section 12(g)
      of the Exchange Act and                 of the Exchange Act and
      is effective pursuant to                is effective pursuant to
      General Instruction A.(c),              General Instruction A.(d),
      please check the following box.|X|      please check the following box.|_|


 Securities Act registration statement file number to which this
 form relates:   333-64879
              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                Name of Each Exchange on Which
        to be so Registered                Each Class is to be Registered
        -------------------                ------------------------------
SATURNS DPL Capital Security-Backed           New York Stock Exchange
           Series 2002-7
      Class A Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

          For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-8, S-9 through S-11 and S-12 through S-14, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, issued June 10, 2002, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Class A Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Class A Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.



Item 2.    Exhibits.

                  None.

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 12, 2002

                                                     MSDW STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By: /s/  John Kehoe
                                                        ------------------------
                                                     Name:  John Kehoe
                                                     Title: Vice President